EXHIBIT 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
22nd Century Limited, LLC and Subsidiary

We have audited the accompanying consolidated balance sheets of 22nd Century Limited, LLC and Subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of operations, members’ deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in the restatement paragraph within Note 1 to the consolidated ﬁnancial statements, 22nd Century Limited, LLC and Subsidiary has updated its previously issued 2009 ﬁnancial statements to retroactively reﬂect a subsequent 37,100.5626 to 1 split of its Membership Units that was authorized by the Company on October 5, 2010.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 22nd Century Limited, LLC as of December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, since 2006 the Company has suffered recurring losses from operations and has negative working capital of approximately $3.2 million as of December 31, 2009.  This raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Freed Maxick & Battaglia, CPAs, PC
Buffalo, New York
June 1, 2010, except for items disclosed in Note 1 regarding restatement and Note 12, as to which the date is October 15, 2010.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31,

	2009	2008
ASSETS

Current assets:
Cash	$158	$13,561
Inventory	55,023	25,000
Total current assets	55,181	38,561

Other assets:
Patent and trademark costs, net	1,484,167	1,401,117
Debt issuance costs, net	35,923	79,031
Deposits	1,535	1,535
Total other assets	1,521,625	1,481,683

Total assets	$1,576,806	$1,520,244

LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
Demand bank loans	$246,735	$248,106
Accounts payable	2,138,207	1,697,077
Accrued expenses	116,688	23,329
Notes payable, net of unamortized discount	308,891	6,000
Notes payable to members, net of unamortized
discounts	306,060	—
Due to related party	126,970	57,809
Due to members	930	277,650
Total current liabilities	3,244,481	2,309,971

Long-term convertible, subordinated
notes to members	100,014	177,749

Long-term subordinated note to member	30,054	—

Note payable, net of unamortized discount	—	206,291

Note payable to member, net of unamortized
discounts	—	206,291

Total liabilities	3,374,549	2,900,302

Commitments and contingencies (Note 9)	—	—

Members' deficit:
Contributed capital	2,466,138	1,657,019
Accumulated deficit	(4,263,762)	(3,037,077)
Non-controlling interest - consolidated subsidiary	(119)	—
Total members' deficit	(1,797,743)	(1,380,058)

Total liabilities and members' deficit	$1,576,806	$1,520,244

See accompanying notes to consolidated financial statements.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31,

	2009	2008

Revenues:
Product sales	$27,612	$—
Royalty income	—	201,635
	27,612	201,635

Cost of sales	20,112	—

Gross profit	7,500	201,635

Operating expenses:
Research and development	540,300	654,497
Selling, general and administrative	280,709	147,870
Amortization	144,792	99,970
	965,801	902,337

Operating loss	(958,301)	(700,702)

Other income (expense):
Interest and debt expense	(268,503)	(70,563)
Interest income	—	34,886
	(268,503)	(35,677)

Net loss	(1,226,804)	(736,379)

Net loss attributable to non-controlling interest	119	—

Net loss attributed to members	$(1,226,685)	$(736,379)

Loss per common unit - basic and diluted	$(0.23)	$(0.14)

Shares used in basic earnings per unit calculation	5,304,423	5,238,176

See accompanying notes to consolidated financial statements.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF MEMBERS' DEFICIT
For the Years Ended December 31,

	Member Units
	Outstanding	Contributed	Accumulated	Non-controlling	Members'
	(restated)	Capital	Deficit	Interest	Deficit

Balance at December 31, 2007	5,238,176	$1,290,649	$(2,300,698)	$—	$(1,010,049)

Warrants issued in exchange for services	—	21,154	—	—	21,154

Warrants issued with debt	—	259,000	—	—	259,000

Warrants issued to guarantor of debt	—	86,216	—	—	86,216

Net loss	—	—	(736,379)	—	(736,379)

Balance at December 31, 2008	5,238,176	$1,657,019	$(3,037,077)	$—	$(1,380,058)

Member Units issued in exchange for services	74,201	18,333	—	—	18,333

Warrants issued in exchange for services	—	21,859	—	—	21,859

Member Units issued as compensation in lieu of cash	630,710	155,833	—	—	155,833

Xodus, LLC units issued as compensation in lieu of cash	—	36,000	—	—	36,000

Expensed portion of warrants issued as compensation	—	215,554	—	—	215,554

Conversion of member advances to Membership Units	1,009,106	271,992	—	—	271,992

Conversion of member note and accrued interest
to Membership Units	151,760	88,172	—	—	88,172

Warrants issued with debt	—	36,395	—	—	36,395

Redemption of Membership Units	(51,637)	(35,019)	—	—	(35,019)

Warrants exercised for Membership Units	37,624	—	—	—	—

Net loss	—	—	(1,226,685)	(119)	(1,226,804)

Balance at December 31, 2009	7,089,940	$2,466,138	$(4,263,762)	$(119)	$(1,797,743)

See accompanying notes to consolidated financial statements.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31,

	2009	2008
Cash flows from operating activities:
Net loss	$(1,226,804)	$(736,379)
Adjustments to reconcile net loss to cash used
by operating activities:
Amortization of intangible assets	144,792	99,970
Amortization of debt issuance costs	43,108	7,185
Amortization of warrants issued with notes payable	142,745	21,583
Equity based employee compensation expense	407,387	—
Equity based payments for outside services	40,192	21,154
Services recorded to member advances	—	52,880
Write-off of other asset	—	8,000
Increase in assets:
Inventory	(30,023)	—
Increase (decrease) in liabilities:
Accounts payable	220,031	42,848
Accrued expenses	93,359	(11,117)
Net cash used by operating activities	(165,213)	(493,876)

Cash flows from investing activities:
Acquisition of patents and trademarks	(6,840)	(268,322)
Net cash used by investing activities	(6,840)	(268,322)

Cash flows from financing activities:
Repayment of bank loans	(1,371)	(21,622)
Proceeds from issuance of notes and related warrants	55,000	331,000
Proceeds from issuance of notes and
related warrants to member	—	325,000
Proceeds from issuance of convertible, subordinated
notes to members	—	6,300
Net advances (repayments) from related party	69,161	(89,847)
Net advances from members	35,860	224,770
Net cash used by financing activities	158,650	775,601

Net (decrease) increase in cash	(13,403)	13,403

Cash - beginning of year	13,561	158

Cash - end of year	$158	$13,561

Cash paid during the year for:

Interest	$5,661	$17,435

Supplemental disclosure of noncash investing
and financing activities:

Patent and trademark additions included in
accounts payable	$221,102	$469,196
Conversion of member advances to Membership Units	$271,992	$—
Conversion of member note and accrued interest
to Membership Units	$88,172	$—
Note payable issued to repurchase Membership Units	$35,019	$—
Debt discount related to warrants issued with
notes payable	$36,395	$259,000
Debt issuance costs associated with warrants issued
to guarantor	$—	$86,216

See accompanying notes to consolidated financial statements.

NOTE 1. - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - 22nd Century Limited, LLC (“22nd Century”) is a plant biotechnology company founded in 1998.  22nd Century owns or exclusively controls more than 97 issued patents in more than 79 countries related to modifying the content of nicotinic alkaloids in plants, specifically tobacco plants, through genetic engineering and plant breeding.

The overall objective of 22nd Century is to reduce smoking-related disease by increasing smoking cessation with its botanical smoking cessation aid, X-22 and reducing the harm to smokers with 22nd Century’s potential modified risk cigarettes, Brand A and Brand B for smokers unwilling to quit. 22nd Century does not currently and does not intend to market conventional cigarettes.

22nd Century is primarily involved in the following activities:

•	The development of its botanical smoking cessation aid, X-22;

•	The development of its modified risk tobacco products, Brand A and Brand B;

•	The pursuit of necessary regulatory approvals at the FDA to market X-22 as a prescription smoking cessation aid and Brand A and Brand B as modified risk tobacco products in the U.S.;

•	The manufacture, marketing and distribution of cigarettes in the traditional tobacco products market in the U.S. through its subsidiary Xodus LLC; and

•	The international licensing of 22nd Century’s trademarks, brands, proprietary tobaccos, and technology.

Principles of Consolidation - The accompanying consolidated financial statements include Xodus, LLC, a subsidiary of 22nd Century (collectively, the “Company”). 22nd Century owns 96% of the outstanding Membership Units of Xodus, LLC. All intercompany accounts and transactions have been eliminated.

Inventory - The Company’s inventory was made up entirely of crop leaf (raw materials) as of December 31, 2009 and 2008.  Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method.

Intangible Assets - Intangible assets are recorded at cost and consist primarily of expenditures incurred with third parties related to the processing of patent claims and trademarks with government authorities. The Company also capitalized costs as a result of one of its exclusively licensed patent application being subject to an interference proceeding invoked by the U.S. Patent and Trademark Office, which favorably resulted in the Company obtaining rights to a third party’s issued patent. The amounts capitalized relate to patents the Company owns or has exclusive rights to and trademarks, and exclude approximately $1.8 million recovered from a former licensee as direct reimbursements of costs incurred. These capitalized costs are amortized using the straight-line method over the remaining statutory life of the Company’s primary patent family, which expires in 2019 (the assets’ estimated lives). Periodic maintenance or renewal fees, which are generally due on an annual basis are expensed as incurred.  Annual minimum license fees are charged to expense in the year the licenses are effective. Total patent and trademark costs capitalized and accumulated amortization amounted to $1,817,709 and $333,542 as of December 31, 2009 ($1,589,767 and $188,650 - 2008).

NOTE 1. - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Expected future amortization of patent costs and trademarks is as follows:

Years ending December 31,
2010	$156,238
2011	156,238
2012	156,238
2013	156,238
2014	156,238
Thereafter	702,977
$1,484,167

Impairment of Long-Lived Assets - The Company reviews the carrying value of its amortizing long-lived assets whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be recoverable.

The Company assesses recoverability of the asset by estimating the future undiscounted net cash flows expected to result from the asset, including eventual disposition. If the estimated future undiscounted net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and its fair value. There was no impairment loss recorded during the years ended December 31, 2009 or 2008.

Income Taxes - The Company has elected to be treated as a Partnership for Federal and State income tax purposes.  As a result there is no corporate level tax because all taxable income, tax deductions and tax credits are passed through to the members of the Company.

Employee Equity-Based Compensation - The Company uses a fair-value based method to determine compensation for all arrangements under which Company members, employees and others receive Membership Units or warrants to purchase Membership Units of the Company.

Debt Discounts - The Company accounts for warrants issued to note holders as inducement to provide financing for the Company in accordance with the FASB’s guidance on Accounting for Convertible Debt and Convertible Debt Issued with Stock Purchase Warrants. Fair value of the warrants is determined by unit price according to recent equity transactions since there is no vesting period and a negligible exercise price. The proceeds allocated to the warrant based on the fair value is recorded as a debt discount and amortized over the life of the corresponding financing as interest expense.

Revenue Recognition - The Company recognizes revenue at the point the product is shipped to a customer and title has transferred.  Revenue from the sale of the Company’s products is recognized net of cash discounts, sales returns and allowances. Federal Excise Taxes are included in net sales and account receivable billed to customers.

Shipping Costs - Shipping costs are included in selling, general and administrative expense and aggregated $2,262 in 2009 ($0 – 2008).

NOTE 1. - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising Costs - Advertising costs are expensed as incurred and are included in selling, general and administrative expense. Advertising costs for the year ended December 31, 2009 amounted to $979 ($1,912 – 2008).

Research and Development - Research and development costs are expensed as incurred.

Loss Per Common Unit - Basic loss per common Membership Unit is computed using the weighted-average number of common Membership Units outstanding.  Diluted loss per unit is computed assuming conversion of all potentially dilutive warrants. Potential common Membership Units outstanding are excluded from the computation if their effect is anti-dilutive.

Commitment and Contingency Accounting - The Company evaluates each commitment and/or contingency in accordance with the accounting standards, which state that if the item is more likely than not to become a direct liability then the Company will record the liability in the financial statements. If not, the Company will disclose any material commitments or contingencies that may arise.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Restatement - Subsequent to the original issuance of the ﬁnancial statements, the Company authorized a 37,100.5626 to 1 split of its Membership Units on October 5, 2010. These ﬁnancial statements have been restated to present the revised number of units and loss per unit as a result of the split.

There were no changes to the balance sheets, statements of operations and statements of cash ﬂows as a result of this restatement.

Recent Accounting and Reporting Pronouncements - In June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification  and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 (FAS 168). The Codification became the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of FAS 168, the Codification superseded all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative. FAS 168 was effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of FAS 168 did not affect the Company’s consolidated financial position, results of operations, or cash flows.

NOTE 1. - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES(CONTINUED)

Effective June 1, 2009, the Company adopted new guidance on subsequent events. The objective of this guidance is to establish general standards of accounting for and disclosures of events that occur after the consolidated balance sheet date but before the consolidated financial statements are issued or are available to be issued. The Company has evaluated and disclosed any material subsequent events through June 1, 2010. This adoption did not have any impact on the Company’s results of operations or financial condition.

In December 2007, the FASB issued SFAS 160, Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB 51 (subsequently incorporated into the FASB Accounting Standards Codification). This Statement amends US GAAP to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. It requires consolidated net income or loss to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. Additionally, this Statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that does not result in a change in control. This Statement is effective for the first annual reporting period beginning on or after December 31, 2008.  The Company adopted the FASB’s guidance on Non-controlling Interests in Consolidated Financial Statements on January 1, 2009 and discloses the balance of the non-controlling interest in 22nd Century’s subsidiary on the Company’s balance sheet.

NOTE 2. - LIQUIDITY AND MANAGEMENT’S PLANS

Since 2006, 22nd Century has experienced limited revenues and incurred substantial operating losses as it transitioned from being only a licensor of its proprietary technology and tobaccos to commercializing its own tobacco products. At December 31, 2009, the Company had current assets of $55,181 and current liabilities of $3,244,481. The Company, raised $765,000 in equity financing plus an additional $45,000 in debt financing during the five months ended May 31, 2010 in order to continue its operations. The Company needs to raise additional capital to reduce outstanding current liabilities and complete the FDA-approval process for X-22. The Company’s ability to reduce outstanding current liabilities, undertake and complete the necessary clinical trials and related activities for FDA-approval of X-22 will be dependent upon additional funding. On February 24, 2010 the Company engaged Rodman & Renshaw, LLC to serve as exclusive placement agent, on a best efforts basis, to raise equity capital in the Company. The ability to complete this equity placement and other future financings on acceptable terms will depend on a number of factors, including the general performance of the capital markets, the Company’s progress in the FDA approval process and the manufacture, distribution and sale of its products. Any equity financing will be dilutive to the Company’s existing shareholders ownership percentages.

National distribution in the U.S. of cigarettes is planned to occur in the first quarter of 2011. The Company also expects to start exporting Brand A and/or Brand A tobacco in 2011. The Company further expects to start exporting Brand B and/or Brand B tobacco in 2011. Thus, the Company expects sales to rapidly grow in 2011.

The Company’s believes, but can offer no assurances that the above business plans will provide sufficient cash flow to fund the Company’s operations during 2010.

NOTE 3. - AMOUNTS OWED NORTH CAROLINA STATE UNIVERSITY (“NCSU”)

Pursuant to the terms of an exclusive license agreement with NCSU, the Company owes NCSU approximately $1,045,000 as of December 31, 2009 for patent costs ($887,000 – 2008), including the costs associated with the interference invoked by the U.S. Patent and Trademark Office. These amounts are included in accounts payable in the consolidated balance sheets. The Company is required to pay these amounts within thirty days of being invoiced and they are past due.  NCSU has the right to send a 60-day written notice to Company to demand payment and claim interest on the balance and if the total amount is not paid within 60 days, NCSU may elect to terminate the license agreement. The Company has made payments on account from time to time and plans substantial or complete payment to NCSU. In a letter agreement dated March 31, 2010 between NCSU and the Company, which was requested by the Company to facilitate its equity capital raise discussed in Note 2, NSCU has agreed it would not exercise any rights it may have to terminate the agreement through December 1, 2010 for non-payment of such patent costs.  Subsequent to the agreement not to terminate, NCSU may have the right to cancel the exclusive license agreement.  As of December 31, 2009, patent costs associated with the exclusive license agreements that could potentially be terminated had a carrying value of approximately $792,000. Additionally, NCSU has not imposed interest charges on past due amounts invoiced to the Company and as such the Company has not recorded accrued interest or interest expense as of and for the years ended December 31, 2009 and 2008. The Company intends to pay a substantial portion of the outstanding payable in the event it is successful in its equity capital raise discussed in Note 2.

NOTE 4. - DEMAND BANK LOANS

The demand loans are payable to two commercial banks under revolving credit agreements.  In both cases the loans are guaranteed by a member of the Company.

The first demand loan, has a balance of $174,925 at both December 31, 2009 and 2008. The Company is required to pay interest monthly at 0.75% above the prime rate, 4.00% all-in at December 31, 2009 (4.00% - 2008). The Company has met this interest payment obligation of the first demand loan. The terms of the demand loan includes an annual “clean-up” provision, which require the Company to repay all principal amounts outstanding. The Company has not complied with this requirement, however, the bank has not demanded payment.

The second demand loan has a balance of $71,810 at December 31, 2009 ($73,181 – 2008). The Company is required to pay interest monthly at 1.00% above the prime rate, 4.25% all-in at December 31, 2009 (4.25% - 2008).  This demand loan requires monthly principal reductions of 2% of the balance outstanding and includes an annual “clean-up” provision, which requires the Company to repay 50% of the principal amounts outstanding. The Company has not complied with these requirements. The bank has demanded payment and the bank and the Company have reached a Forbearance Agreement dated June 13, 2009, which stipulates monthly payments of $1,560 including interest at the rate of 5% per annum. The Company has not complied with all of the terms of the Forbearance Agreement, however, the bank has since taken action to seek payment from an officer/member who is a guarantor of the loan.  The company paid $56,000 in October 2010 towards amounts due and the bank has agreed to allow the Company to pay the $16,000 balance in November 2010.

NOTE 5. - NOTES PAYABLE

Notes payable, net of unamortized discount -

	2009	2008

Note dated October 28, 2008, net of unamortized discount	$271,041	$206,291
Note dated May 20, 2009, net of unamortized discount	20,367	—
Note dated September 15, 2009, net of amortized discount	6,995	—
Note dated October 15, 2009, net of amortized discount	4,488	—
Other note payable	6,000	6,000
	308,891	212,291
Current notes payable, net	308,891	6,000
Long-term notes payable, net	$—	$206,291

Note dated October 28, 2008 - On October 28, 2008, the Company issued a note payable to a third party in the amount of $325,000, and a warrant to purchase 371,006 Membership Units at less than $.0001 per unit.  The warrant was valued at $129,500 and recorded as a discount to the note payable and is being amortized over the term of the note which significantly adjusts the effective interest rate. The weighted average annual effective rate on the note is 41%. The intrinsic value of the warrant at the time of issuance was determined to be $215,540; the debt discount recorded was based on allocating the $325,000 in transaction proceeds proportionally between the note and the warrant.  The note bears interest at a rate of 10% and the outstanding principal and interest is due and payable on October 28, 2010, the maturity date.  As of December 31, 2009, the outstanding principal and unamortized debt discount amounted to $325,000 and $53,959, ($325,000 and $118,709 – 2008), respectively.  The note is guaranteed by a related party, Virgil Properties, LLC (Virgil), which is owned by two members of the Company.  The note is secured by a mortgage on property owned by Virgil. Virgil received 148,402 warrants as consideration for this guarantee. These warrants were valued at $86,216 and recorded as a deferred financing cost being amortized over the term of the loan. On December 30, 2009, Virgil agreed to rescind these warrants. In consideration of the rescission of warrants, the Company agreed to convert certain cash advances totaling $271,992 from the two members of the Company that own Vigil into 1,009,106 Membership Units of the Company.

Note dated May 20, 2009 (unsecured) - On May 20, 2009, the Company issued a note payable to a third party in the amount of $30,000, and a warrant to purchase 185,503 Membership Units at less than $.0001 per unit.  The warrant was valued at $18,132 and recorded as a discount to the note payable and is being amortized over the term of the note, which significantly adjusts the effective interest rate. The weighted average annual effective rate on the note is 178%. The intrinsic value of the warrants at the time of issuance was determined to be $45,833; the debt discount recorded was based on allocating the $30,000 in transaction proceeds proportionally between the notes and the warrant.  The note bears interest at a rate of 10% and the outstanding principal and interest is due and payable on May 19, 2010, the maturity date.  As of December 31, 2009, the outstanding principal and unamortized debt discount amounted to $30,000 and $9,633, respectively.

NOTE 5. - NOTES PAYABLE (CONTINUED)

Notes dated September 15 and October 15, 2009 (unsecured) - On September 15 and October 15, 2009, the Company issued two notes payable to the same third party in the amounts of $15,000 and $10,000, respectively.  In conjunction with the $15,000 note, a warrant to purchase 185,503 Membership Units at less than $.0001 per unit was issued, and in conjunction with the $10,000 note, a warrant to purchase 92,751 Membership Units at less than $.0001 per unit was issued.  The warrants were valued at $11,301 for the $15,000 note and $6,962 for the $10,000 and recorded as discounts to the respective notes payable and are being amortized over the term of each note which significantly adjusts the effective interest rate. The weighted average annual effective rate on these notes is 308%. The intrinsic value of the warrants at the time of issuance was determined to be $68,750; the debt discount recorded was based on allocating the $25,000 in transaction proceeds proportionally between the notes and the warrants. The notes bear interest at a rate of 10% and the outstanding principal and interest is due and payable on September 15, 2010 for the $15,000 note and October 15, 2010 for the $10,000 note.  As of December 31, 2009, the total outstanding principal and unamortized debt discounts for the two notes amounted to $25,000 and $13,517, respectively. As of May 27, 2010, the maturity dates of these notes were extended to January 31, 2012.

Notes payable to members, net of unamortized discount -

	2009	2008

Note dated November 11, 2008, net of unamortized discount	$271,041	$206,291
Note payable to repurchase Membership Units	35,019	—
	306,060	206,291
Current notes payable, net	306,060	—
Long-term notes payable, net	$—	$206,291

Note dated November 11, 2008 - On November 11, 2008, the Company issued a note payable to a member in the amount of $325,000, and a warrant to purchase 370,106 Membership Units at less than $.0001 per unit.  The warrant valued at $129,500 and was recorded as a discount to the note payable and is being amortized over the term of the note which significantly adjusts the effective interest rate. The weighted average annual effective rate on the note is 41%. The intrinsic value of the warrant at the time of issuance was determined to be $215,540; the debt discount recorded was based on allocating the $325,000 in transaction proceeds proportionally between the note and the warrant.    The note bears interest at a rate of 10% and the outstanding principal and interest is due and payable on November 11, 2010, the maturity date.  As of December 31, 2009, the outstanding principal and unamortized debt discount amounted to $325,000 and $53,959, ($325,000 and $118,709 – 2008), respectively.  The note is guaranteed by a related party, Virgil Properties, LLC, which is owned by two members of the Company.  Interest charged on member note for the year ended December 31, 2009 amounted to $32,500 ($4,452 – 2008).

Note payable to repurchase Membership Units (unsecured) - Prior to December 31, 2009, the Company agreed to repurchase 51,637 Membership Units previously issued to the member for $35,019 which remained unpaid as of December 31, 2009. Subsequently the company issued a note dated January 1, 2010 to evidence the obligation. The note bears interest at a rate of 7% and the outstanding principal and interest is due and payable on September 30, 2010, the maturity date.  As of December 31, 2009, the outstanding principal amounted to $35,019.

NOTE 5. - NOTES PAYABLE (CONTINUED)

Long-term convertible, subordinated notes to members (unsecured) - The Company issued two notes to separate members as of January 1, 2008 for $100,315 and $77,435.  Both notes bear interest at a rate of 7%, and interest and principal are due on the maturity date of January 15, 2011.  The time notes are subordinated to senior debt, which consists of amounts payable on demand loans to commercial banks, and are convertible into Membership Units at a rate of $.58 per unit.  During 2009, one member converted the entire principal balance and accrued interest on the note totaling $88,172 into 151,760 units.  As of December 31, 2009, the outstanding principal balance on the remaining note amounted to $100,014.  As of December 31, 2008, both notes were outstanding and amounted to $177,749. Interest charged on members notes for the year ended December 31, 2009 amounted to $12,429 ($12,443 – 2008).

Long-term subordinated note to member (unsecured) - On December 30, 2009, the Company issued a subordinated note to a member in exchange for advances the member previously made to the Company.  The original amount of the note was $30,054 and was outstanding as of December 31, 2009.  The note bears interest at a rate of 10% and has a maturity date of June 30, 2011.  The note is subordinated to senior debt, which consists of amounts payable on demand loans to commercial banks

NOTE 6. - DUE TO RELATED PARTY

The Company has conducted numerous transactions with a related party, Alternative Cigarettes, Inc. (“AC”).  AC is entirely owned by certain members of the Company.  AC shares office space and employee services with the Company for which the Company was reimbursed by AC in the amount of $32,387 during 2009 ($57,667 – 2008). The net amount due to AC as a result of advances, repayments and expenses incurred and reimbursed amounted to $126,970 as of December 31, 2009 ($57,809 - 2008). No interest has been accrued or paid on amount due to AC and there are no repayment terms.

NOTE 7. - DUE TO MEMBERS

Amount due to members is a result of member advances to the Company for working capital purposes or services recorded as member advances.  During 2008, $344,487 of member advances were converted to a member time note and a note payable as discussed in Note 6.  During 2009, two members accepted 504,553 Membership Units each in exchange for $135,996 of advances owed to each member by the Company.  Also, during 2009, one member converted $30,054 of amounts due into a subordinated note payable as discussed in Note 5.  As of December 31, 2009, the remaining unpaid amount due to members for advances to the Company for working capital purposes was $930 ($277,650 - 2008).  No interest has been accrued or paid on amount due to members and there are no repayment terms.

NOTE 8. - WARRANTS FOR MEMBERSHIP UNITS

The Company has granted warrants in connection with borrowings as an additional incentive for providing financing to the Company and as additional compensation to officers, consultants and advisors. The warrants are granted with a conversion price of less than $.0001, and the number of warrants issued has been negotiated based on the agreement at the time of the grant. The warrants have been issued for terms of two to five years.

Warrants issued and outstanding during the years ended December 31, 2009 and 2008 are as follows:

Number of
Warrants

Warrants outstanding at December 31, 2007	—
Warrants issued during 2008	927,514
Warrants outstanding at December 31, 2008	927,514
Warrants issued during 2009	946,064
Warrants exercised during 2009	(37,100)
Warrants forfeited during 2009	(148,402)
Warrants outstanding at December 31, 2009	1,688,076

Warrants exercisable at December 31, 2009	1,242,869

The Company granted an award for service to an executive officer of 445,207 warrants, vesting over a one year service period ending February 1, 2010. The related compensation cost of $258,648 was determined by the intrinsic value of the underlying common Membership Units at the time of the award of $0.58 per unit and is being charged to expense on a straight line basis over the service period. For the year ended December 31, 2009, $215,558 was recorded as expense and the unrecognized compensation expense related to non-vested warrants amounted to $43,090 as of December 31, 2009.

NOTE 9. - COMMITMENTS

License Agreements - Under its license agreement with NCSU the Company is required to pay minimum annual royalty payments. The annual minimum royalty for each of the calendar years 2010 through 2013 is $75,000, in 2014 the annual minimum increases to $200,000. These minimum royalty payments are due each February following the end of the applicable calendar year reduced by any running royalties paid or payable for that year. The agreement also requires a milestone payment of $150,000 upon FDA approval of a product that uses the licensed technology. The Company is also responsible for reimbursing NCSU for actual third-party patent costs incurred. These costs vary from year to year and the Company has certain rights to direct the activities that result in these costs. During 2009, the costs incurred related to patent costs amounted to $169,512 ($452,083 – 2008) and were capitalized and are being amortized over the remaining patent lives.

The Company has two other technology license agreements which require aggregate annual license fees of approximately $50,000.

NOTE 9. - COMMITMENTS (CONTINUED)

Operating Leases - The Company leases office space under non-cancelable operating leases for $1,551 per month; expiring in October 2010. Rent expense under the operating lease was approximately $18,600 for the year ended December 31, 2009 ($18,400 – 2008). Future minimum payments due under the operating lease are approximately $15,700 in 2010.

NOTE 10. - FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of cash, advances from members and related party, demand bank loans and notes payable approximate the carrying value due to their short-term nature. In applying the accounting standards for fair value determination the Company has taken into account what the Company would have to pay someone to take over its debt obligations. Considerable judgment is required in developing estimates of fair value. Therefore, the estimates presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.

The estimated fair value of long-term debt is summarized as follows:

2009		2008
Carrying	Estimated	Carrying	Estimated
Amount	Fair Value	Amount	Fair Value

$130,068	$80,000	$590,331	$500,000

Differences between fair value and carrying amount of long-term debt are primarily due to instruments that provide fixed interest or contain fixed interest rate elements. Inherently, such instruments are subject to fluctuations in fair value due to subsequent movements in interest rates that are available to the Company.

NOTE 11. - EARNINGS PER MEMBERSHIP UNIT

The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31:

	2009	2008

Net loss	$(1,226,685)	$(736,379)

Denominator for basic earnings per share-weighted average units outstanding	5,304,423	5,238,176
Effect of dilutive securities:
warrants outstanding	—	—

Denominator for diluted earnings per unit - weighted average units adjusted for dilutive securities	5,304,423	5,238,176

NOTE 11. - EARNINGS PER UNIT (CONTINUED)

Loss per common unit - basic	$(0.23)	$(0.14)

Loss per common unit- diluted	$(0.23)	$(0.14)

Securities outstanding that were excluded from the computation because they would have been anti-dilutive are as follows:

	2009	2008

Debt convertible into units (number of units)	197,679	349,439
Warrants	1,688,076	927,514

NOTE 12. - SUBSEQUENT EVENTS

Equity and Debt Transactions - Subsequent to December 31, 2009 and through October 15, 2010, the Company sold 6,447,792 common Membership Units to members in exchange for $965,000 in proceeds. The Company also borrowed in the aggregate $230,000 on an unsecured basis from members, of which $185,000 are short term notes and bear interest at 15% due as follows: $35,000 due November 1, 2010 and $150,000 due January 31, 2011. Additionally, an unsecured $45,000 note is due in January 2012 with interest at 10%. The 1,688,076 warrants outstanding at December 31, 2009 have since been exercised.

Assignment of NAIST’s Patents - Since 2005 the Company has had a relationship with Nara Institute of Science and Technology, National University Corporation, Nara Japan, (‘‘NAIST’’) deﬁned under an exclusive license agreement which had been amended from time to time. Under this agreement, the Company funded research and development and was granted exclusive rights to certain patent families. The Company was required to pay annual license fees and fund related patent costs. In March 2010 NAIST assigned all of its international patents to the Company that had been the subject of the license agreement for payment of amounts owed by the Company to NAIST and included in accounts payable as of December 31, 2009. This transaction relieved the Company’s obligation to pay annual license fees of approximately $85,000 through 2027, the date patents would expire. Accordingly, these license fees are excluded from the Company’s commitments in future years discussed in Note 9.

Membership Units Split - On October 5, 2010, the Company authorized a 37,100.5626 to 1 split of its Membership Units. The amounts shown for Membership Units, warrants, and loss per unit amounts have been retroactively adjusted to reﬂect this split.